UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported) April 22, 2013

SEMGROUP CORPORATION
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

1-34736	20-3533152
(Commission File Number)	(IRS Employer Identification No.)

Two Warren Place
6120 S. Yale Avenue, Suite 700
Tulsa, OK 74136-4216
(Address of Principal Executive Offices) (Zip Code)
(918) 524-8100
(Registrant’s Telephone Number, Including Area Code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into a Material Definitive Agreement.
As previously disclosed, on June 17, 2011, SemGroup Corporation (“SemGroup”) entered into a Credit Agreement (as amended, modified or otherwise supplemented prior to the date hereof, the “Credit Agreement”), among SemGroup, the Royal Bank of Scotland plc, as Administrative Agent and Collateral Agent (“RBS”), the various bookrunners, arrangers and agents party thereto, certain subsidiaries of SemGroup that are guarantors (the “Guarantors”) and the lenders party thereto. On April 22, 2013, SemGroup entered into the Sixth Amendment to its Credit Agreement (the “Sixth Amendment”), together with RBS, the Guarantors and the lenders party thereto to (i) permit the increase of the commitments under the Credit Agreement by an aggregate amount not to exceed $300 million subject to satisfaction of certain conditions, (ii) amend the provision permitting SemGroup to incur unsecured senior or subordinated indebtedness by deleting the prohibition of incurring in excess of $200 million of such unsecured senior or subordinated indebtedness but subjecting such incurrence to compliance with certain other conditions and (iii) (A) require compliance with a total leverage covenant that is less restrictive than the existing total leverage covenant and (B) require, at the election of SemGroup, after the incurrence of unsecured senior or subordinated indebtedness in an amount in excess of $200 million, compliance with a total leverage covenant that is less restrictive than the existing total leverage covenant and a senior secured leverage covenant. All revolving loans outstanding under the Credit Agreement will mature and be payable on June 20, 2016.
The foregoing description of the Sixth Amendment does not purport to be complete and is qualified in its entirety by reference to the Sixth Amendment, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated into this Item 1.01 by reference. The Sixth Amendment is filed as an exhibit to this Current Report on form 8-K to provide investors with the information regarding its terms. It is not intended to provide any other factual information about SemGroup or the other parties to the agreement or any of their respective subsidiaries or affiliates.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The discussion of the Sixth Amendment to the Credit Agreement in Item 1.01 of this Current Report on Form 8-K is incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.

(d)    Exhibits.

The following exhibit is filed herewith.

Exhibit No.	Description
10.1
Sixth Amendment to the Credit Agreement, dated as of April 22, 2013, by and among SemGroup Corporation, as borrower, the guarantors named therein, the lenders named therein, and the Royal Bank of Scotland plc, as Administrative Agent and Collateral Agent.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SEMGROUP CORPORATION

Date: April 24, 2013
By:     /s/ Robert N. Fitzgerald
Robert N. Fitzgerald
Senior Vice President and
Chief Financial Officer

EXHIBIT INDEX

The following exhibit is filed herewith.

Exhibit No.	Description
10.1
Sixth Amendment to the Credit Agreement, dated as of April 22, 2013, by and among SemGroup Corporation, as borrower, the guarantors named therein, the lenders named therein, and the Royal Bank of Scotland plc, as Administrative Agent and Collateral Agent.